EXHIBIT 99.2

Board of Directors

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated June 13, 2019, to the Board of Directors of Histogenics Corporation (“Histogenics”) as Annex B to, and reference thereto under the headings “Prospectus Summary—Opinion of the Histogenics Financial Advisor” and “The Merger—Opinion of the Histogenics Financial Advisor” in, the proxy statement/prospectus/information statement relating to the proposed transaction involving Histogenics and Ocugen, Inc., which proxy statement/prospectus/information statement forms a part of the Registration Statement on Form S-4 of Histogenics (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Canaccord Genuity LLC
CANACCORD GENUITY LLC

June 14, 2019